SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 21, 2005

THE EMPIRE DISTRICT ELECTRIC COMPANY
(Exact name of registrant as specified in charter)

Kansas
(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 Joplin Street, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (417) 625-5100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 21, 2005, The Empire District Electric Company (the “Company”) announced that it has entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and between Aquila, Inc. (“Aquila”) and the Company, pursuant to which the Company will acquire the Missouri natural gas distribution operations of Aquila. On September 22, 2005, the Company filed a Current Report on Form 8-K containing a description of the principal terms of the Purchase Agreement.

The Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated by reference. The Purchase Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company, Aquila or the Business. Such information can be found elsewhere in the other public filings the Company makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.sec.gov.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(c)               Exhibits

2.1              Purchase Agreement dated September 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

	By	/s/	Gregory A. Knapp
		Name:	Gregory A. Knapp
		Title:	Vice President – Finance and Chief Financial Officer

Dated: September 23, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	Purchase Agreement dated September 21, 2005.